Exhibit 99.1

Company Contact: Joe McGuire, Chief Financial Officer

(352) 473-6673/ jmcguire@aatk.com

American Access Technologies and Leviton sign new OEM Supply Agreement for Zone Cabling and Wireless Products

Keystone Heights, FL –August 30, 2004 – PRNewswire – FirstCall –American Access Technologies, Inc. (NASDAQ: AATK) is pleased to announce today that it has signed an OEM supply agreement with the Voice & Data Division of Leviton Manufacturing Company, Inc., a leading manufacturer of electrical and electronic wiring devices. Under the agreement, American Access will supply Leviton Voice & Data with its patented zone cabling and wireless enclosures for incorporation into Leviton Voice & Data’s complete system solutions for network infrastructure.

Jim Underwood, Vice President and General Manager of Leviton Voice & Data, stated, “Leviton finds it essential that a zone cabling architecture be adopted when distance and system requirements mandate a zone approach. This is especially true in large premises and complexes such as campus buildings. Leviton recently adopted zone cabling in its Voice and Data Division campus located in Bothell, Washington where production operations, design and engineering, and product management are housed in several buildings and on multiple floors. American Access Technologies has the best zone cabling solution on the market today, readily adaptable to any number of applications and one which Leviton found by experience could be easily installed. Leviton is excited about adding the American Access Technologies zone cabling product line to its total system offering.”

Combined with Leviton’s extensive 50 micron laser optimized product offering and Category 6 products, zone cabling products play an integral role in providing users a migration path to 10GBase-T networking.

“We are excited about the OEM relationship we now have with Leviton. Leviton is a premier manufacturer of voice and data products and is well-suited to support and promote zone cabling solutions. We look forward to a long and successful relationship,” said Scott Simpson, Vice President Sales and Marketing of American Access.

Joe McGuire, Chief Financial Officer of American Access, added, “We are pleased to welcome Leviton Voice & Data into our zone cabling and wireless enclosure family. It is a privilege to have our products associated with them. Leviton Voice & Data is noted for bringing its customers products that meet and exceed the latest official standards, and challenging the market with innovative new solutions. We believe this agreement is another crucial step in our expansion of the zone cabling concept to as many new markets as possible and adds credence to our philosophy that zone cabling has arrived.”

About Leviton Voice & Data

Leviton Voice & Data Division is a Division of Leviton Manufacturing Company, Inc., a world-renowned corporation with a long and successful history. Building upon nine decades of experience, today Leviton is among the largest companies in the world specializing in the design, development, and production of electrical and telecommunications wiring devices. Leviton Voice & Data is dedicated to producing complete system solutions for network infrastructure, from the backbone to the workstation, incorporating fiber and copper innovations to create the best, most integrated network possible. Leviton Voice & Data produces connectors, cabling assemblies, panels, wallplates and workstation solutions, cable management, and home technology equipment for commercial and residential uses.

About American Access Technologies, Inc.

American Access manufactures patented zone cabling and wireless enclosures that mount in ceilings, raised floors, and in custom furniture, for routing of telecommunications cabling, fiber optics and wireless solutions to the office desktop. The Company’s concept of “zone cabling” reduces costs for initial network installation and facilitates moves, adds, changes and upgrades for the network installations of today and tomorrow. Its Omega Metals subsidiary manufactures its proprietary products, and also employs state-of-the-art metal fabrication and finishing techniques for public and private companies and for U.S. government contractors.

News and product/service information are available at www.aatk.com.

Forward-looking statements

Note: This press release for American Access Technologies, Inc. contains forward-looking statements as defined in Section 27A of the Securities Exchange Act of 1934, regarding events, conditions and financial trends that may affect the Company’s future operating results and financial position. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, which are subject to various risks and uncertainties listed in the Company’s SEC filings. The forward-looking statements made herein are based on information presently available to the management of the company. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.